Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Incannex Healthcare Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2026 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned hereby certifies in his capacity as the specified officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2026

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	President and Chief Executive Officer
(principal executive officer)

Date: May 15, 2026

By:	/s/ Joseph Swan
Name:	Joseph Swan
Title:	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)